Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-165579) of Northeast Utilities of our report dated February 7, 2012 relating to the December 31, 2011 financial statements and financial statement schedule of NSTAR Electric Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2014